EXHIBIT 15.1


April 4, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

We are aware that Triton Energy Corporation has included our report dated
April 4, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Registration Statements on Form S-3 (Nos. 33-11920, 33-15793, 33-17614, 33-21984, 33-23058, 33-25634, 33-31319, 33-45847, 33-46292)
and Form S-8 (Nos. 2-80978, 33-4042, 33-27203, 33-29498, 33-46968, 33-51691 and
33-69230). We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,


/s/ Price Waterhouse


PRICE WATERHOUSE